Exhibit 10.1
JAG Media Holdings, Inc.
6865 S.W. 18th Street, Suite B13
Boca Raton, FL 33433
January 24, 2007
Cryptometrics, Inc.
73 Main Street
Tuckahoe, NY 10707

Re:	Agreement and Plan of Merger Among JAG Media Holdings, Inc. (“JAG Media”), Cryptometrics Acquisition, Inc., Cryptometrics, Inc. (“Cryptometrics”), Robert Barra and Michael Vitale dated December 27, 2005 (“Merger Agreement”)
Gentlemen:
This will serve to confirm our understanding that the Merger Agreement is amended as follows:
1. The first paragraph of Section 2.1 of the Merger Agreement is deleted in its entirety and a new paragraph will be substituted therefore, which shall read as follows:
     2.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, Company or any stockholder of Company (each such stockholder, a “Company Stockholder”):
     The holders of all shares of common stock of Company, par value $0.001 per share (the “Company Common Stock”) (each such share of Company Common Stock, a “Company Share”), issued and outstanding immediately prior to the Effective Time, including as outstanding for this purpose the total number of shares of Company Common Stock for which outstanding exchangeable shares of the Company’s Canadian subsidiary can be exchanged (“Outstanding Company Common Stock” and each an “Outstanding Company Share”) shall be entitled to receive shares of fully paid and nonassessable common stock of Parent, par value $0.00001 per share (“Parent Common Stock”) aggregating 394,700,016 shares of Parent Company Common Stock (the “Merger Consideration”).
2. Sub-section (B) of Section 2.2 (g) of the Merger Agreement shall be deleted in its entirety and a new sub-section (B) shall be substituted therefore, which shall read as follows:
... (B) subject to compliance with securities laws, the remaining 35% of such shares may be freely sold or transferred even within the first year following the Closing Date.

Cryptometrics, Inc.
January 24, 2007
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3. The condition to Closing specified in Section 8.1 (e) of the Merger Agreement, which requires the listing of the Parent Common Stock on the NASDAQ Capital Market as a condition to the closing and the related termination right specified in Section 9.1 (a) (iv) (C) are hereby waived by the parties. Accordingly, Sections 8.1 (e) and 9.1 (a) (iv) (C) are deleted in their entirety and new provisions shall be substituted therefore, which shall read as follows:
8.1 (e) The shares of Parent Common Stock shall have been authorized for trading on the OTC Bulletin Board (“OTCBB”) or the OTC Pink Sheets (“Pink Sheets”) whether or not such authorization shall have been cancelled.
9.1 (a) (iv) (C) if Parent Common Stock is not authorized for trading on the OTCBB or Pink Sheets on or prior to the Effective Time.
4. Cryptometrics hereby approves that certain letter agreement between JAG Media and Cornell Capital Partners, LP (“Cornell Capital”) dated January 24, 2007 (“Cornell Letter Agreement”), which provides for certain modifications to the debentures and warrants currently held by Cornell Capital and agrees that the indebtedness limitation (including any descriptions of convertible debenture of JAG Media), whether in the form of representations, covenants or conditions, contained in the Merger Agreement shall be increased from the principal amount of $2,750,000 to the principal amount of $4,350,000.
5. Simultaneously with the execution of this agreement, Cryptometrics shall pay (a) the $100,000.00 payment required pursuant to paragraph 14 of that certain term sheet dated September 9, 2006 between JAG Media and Cryptometrics and (b) $175,000 ($10,000 of which has already been advanced by Cryptometrics), to be used by JAG Media for legal, accounting, printing and other costs incurred by JAG Media in connection with (i) the Closing; (ii) the preparation and filing of any supplements and/or post-effective amendments to the S-4 Registration Statement; (iii) the preparation and filing of JAG Media’s Form 10-QSB for its quarter ending October 31, 2006; (iv) the preparation and filing of this agreement, the Cornell Letter Agreement, any related agreements or documents and any related press releases; and (v) any SEC filings and press releases required or desirable in connection with any of the foregoing. Such payments, totaling $275,000.00, shall be made by Cryptometrics via wire transfer in accordance with the written wire instructions dated December 1, 2006 that have been furnished to Cryptometrics by JAG Media.
6. Cryptometrics has completed its audited financials for its fiscal year ended April 30, 2006 and its unaudited financials for its quarter ended July 31, 2006 and shall provide JAG Media with copies of such financials upon execution of this agreement. Cryptometrics’ accountants are currently in the process of completing its unaudited financials for its quarter ended October 31, 2006 which financials shall be completed no later than January 26, 2007, at which time Cryptometrics shall provide JAG Media with a copy of such unaudited financials.
7. Promptly after the execution of this agreement and payment of the $275,000.00 payment referenced in paragraph 5 above, JAG Media shall cause to be prepared, for Cryptometrics’ prompt review, an appropriate post-effective amendment to the S-4 Registration Statement, which shall

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include pro forma financials for JAG Media and Cryptometrics based on relevant audited and unaudited financials for both companies (“Post-Effective Amendment”). No later that three (3) business days after the Post-Effective Amendment has been declared effective by the U.S. Securities and Exchange Commission, Cryptometrics shall mail the Information Statement and Prospectus included in the Post-Effective Amendment to its stockholders and obtain the written consent of a majority of the stockholders of Cryptometrics to the Merger (“Cryptometrics Stockholders’ Consent”). A copy of the Cryptometrics Stockholders’ Consent shall be delivered to JAG Media no later than two (2) days after its execution. After JAG Media receives the Cryptometrics Stockholders’ Consent, JAG Media shall immediately (a) rescind the amendments to its By-Laws adopted by an instrument dated March 22, 2006 (“Rescinded By-Law Amendment”); (b) cause to be formed a new limited liability company into which Cryptometrics, Inc. can be merged after it’s merger with Cryptometrics Acquisition, Inc.; and (c) have its attorneys prepare the certificates of merger for the Merger and the merger referred to in paragraph 7 (b) hereof (along with related resolutions or written consents) and filing instructions therefor, the filing of which will be an assumption of the tax opinion. The documents in connection with the formation of the limited liability company described in 7 (b) above (along with any related resolutions or written consents) and the form of certificate of merger for the merger referred to in paragraph 7 (b) hereof shall be delivered to Cryptometrics at or prior to the time the Merger Documents (as hereinafter defined) are delivered to the “Escrow Agent.”
8. Subject to satisfaction or waiver of the conditions to the Closing set forth in the Merger Agreement, the Closing Date shall be February 28, 2007, or such other date as the parties may agree upon. On the Closing Date and as an integral part of the Merger, Cryptometrics Inc., as the surviving Company of the Merger, shall immediately merge into a limited liability company wholly-owned by JAG Media.
9. If the Closing does not occur for any reason by March 15, 2007 the Merger Agreement shall automatically terminate, unless the parties agree otherwise in writing (“Automatic Termination Date”). Any such termination of the Merger Agreement shall be deemed a termination pursuant to Section 9.1 (a) (i) of the Merger Agreement.
10. (A) Within three (3) business days after the effective date of the Post-Effective Amendment, JAG Media shall deliver to Karlen & Stolzar, LLP, as escrow agent (“Escrow Agent”), (i) a certificate of merger effecting the merger of Cryptometrics Acquisition, Inc. into Cryptometrics, Inc. (“Certificate of Merger”); (ii) a resolution or written consent of the Board of Directors of JAG Media approving the Merger, including any new or amended terms reflected in this agreement or any subsequent written agreement signed by the parties to the Merger Agreement, and authorizing JAG Media, as the sole stockholder of Cryptometrics Acquisition, Inc., to approve the merger of Cryptometrics Acquisition, Inc. into Cryptometrics, Inc. and sign the Certificate of Merger; (iii) resolutions or written consents of the sole shareholder and Board of Directors of Cryptometrics Acquisition, Inc. approving the merger of Cryptometrics Acquisition, Inc. into Cryptometrics and authorizing the signature and filing of the Certificate of Merger; (iv) a resolution or written consent of the board of directors of JAG Media electing Robert Barra and Michael Vitale as the only members of the board of directors of JAG Media, conditioned upon the effectiveness of the Merger; (v) written resignations of Messers. Thomas J. Mazzarisi and Stephen

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J. Schoepfer from their positions as directors, officers and members of JAG Media and its subsidiaries, effective immediately upon the filing of the Certificate of Merger; (vi) the tax opinion to be provided by JAG Media’s attorneys pursuant to the Merger Agreement; and (vii) the Rescinded By-Law Amendment and Cryptometrics shall deliver to Escrow Agent any Affiliate Agreements required to be delivered pursuant to the Merger Agreement (“collectively, the “Merger Documents”).
      (B) Escrow Agent shall hold the Merger Documents in escrow until the first to occur of the following: (i) the Closing not occurring by the Automatic Termination Date; (ii) the Merger Agreement being terminated by either JAG Media or Cryptometrics; or (iii) delivery of the Closing Notice (as hereinafter defined) prior to the Automatic Termination Date. In the event of either of the occurrences set forth in items (B) (i) or (ii) above, the Merger Documents shall be immediately returned to JAG Media by Escrow Agent. In the event Cryptometrics delivers the Closing Notice (as hereinafter defined) to JAG Media and Escrow Agent and the Closing occurs prior to the Automatic Termination Date, the Merger Documents shall be delivered immediately to Cryptometrics by Escrow Agent and Cryptometrics shall cause the Certificate of Merger to be immediately filed in the appropriate government office(s) in the appropriate state jurisdiction(s) that same day. “Closing Notice” means the signed written notice from Cryptometrics to JAG Media and Escrow Agent notifying them (via facsimile and e-mail) that Cryptometrics has irrevocably elected to proceed with the Closing and instructing Escrow Agent to release the Merger Documents from escrow in accordance with this agreement, which notice shall be in the form and substance attached hereto as ANNEX 1.
      (C) Escrow Agent shall date all Merger Documents as of the date of filing of the Certificate of Merger and Escrow Agent shall provide JAG Media a copy of the filed and stamped Certificate of Merger and the remaining Merger Documents, as dated by Escrow Agent, promptly after the filing of the Certificate of Merger. Further, upon the filing of the Certificate of Merger, Cryptometrics shall immediately provide JAG Media with a notification via e-mail confirming that the Certificate of Merger has been filed and the date and time of such filing. Such e-mail notification shall be sent to Thomas J. Mazzarisi at tjmazzarisi@jagmedia.biz, with a copy to Stephen J. Schoepfer at steve@jagnotes.com.
      (D) Notwithstanding (i) anything to the contrary set forth in this agreement and (ii) receipt by Escrow Agent of any instructions from Cryptometrics to release the Merger Documents from escrow, Escrow Agent shall not release the Merger Documents from escrow prior to the expiration of fifteen (15) days from the date the Information Statement and Prospectus included in the Post-Effective Amendment is mailed by Cryptometrics to its stockholders.
      (E) Escrow Agent’s duties and liabilities shall be limited as follows:
(i) The duties and responsibilities of Escrow Agent hereunder shall be determined solely by the express provisions of this paragraph 10, and no other or further duties or responsibilities shall be implied.
(ii) Escrow Agent may rely and shall be protected in acting or refraining from

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acting upon any written notice, instruction or request provided for and furnished to it pursuant to the terms of this paragraph 10 and believed by it to be genuine and to have been signed or presented by the proper party or parties. Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any document or agreement. Escrow Agent shall have no duty to solicit any item that may be due it hereunder.
(iii) Escrow Agent shall not be liable for any action taken or omitted by it in good faith unless a court of competent jurisdiction determines that Escrow Agent’s willful misconduct or gross negligence was the cause of any loss to either of the parties.
(iv) In the event of any disagreement relating to the Merger Documents or the disposition thereof resulting in adverse claims or demands being made in connection with the Merger Documents, or in the event that the Escrow Agent is in doubt as to what action it should take hereunder, Escrow Agent shall be entitled to retain the Merger Documents until Escrow Agent shall have received a final non-appealable order of a court of competent jurisdiction directing delivery of the Merger Documents, in which event Escrow Agent shall deliver the Merger Documents in accordance with such order without further question. If a proceeding for such determination is not begun and diligently continued, Escrow Agent may make an ex parte application, or bring any appropriate action, for leave to deposit the Merger Documents in the Supreme Court of the State of New York, County of New York seeking such determination or such declaratory relief as Escrow Agent shall deem reasonably necessary under the circumstances, and the parties each hereby irrevocably consent to the entering of an ex parte order pursuant to all applicable laws, rules and procedures of the State of New York and such court. Escrow Agent shall be reimbursed by Cryptometrics and JAG Media for all of Escrow Agent’s reasonable costs and expenses of such action or proceeding, including, without limitation, reasonable attorneys’ fees and disbursements, which reimbursable costs and expenses shall be shared equally by Cryptometrics and JAG Media.
(v) Escrow Agent may at any time resign by giving ten (10) days written notice of resignation to JAG Media and Cryptometrics. Upon receiving such notice of resignation, JAG Media and Cryptometrics shall promptly appoint a successor and, upon the acceptance by the successor of such appointment, release the resigning Escrow Agent from its obligations hereunder by written instrument, a copy of which instrument shall be delivered to the resigning Escrow Agent and the successor. If no successor shall have been so appointed and have accepted appointment within forty-five (45) days after the giving of such notice of resignation, the resigning Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor.
11. Upon request of any parties to the Merger Agreement delivered no later than ten (10) business days following the execution of this agreement by all the parties hereto, the parties to the Merger Agreement shall furnish to each other their respective disclosure schedules pursuant to the

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January 24, 2007
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Merger Agreement no later than ten (10) business days following the delivery of the foregoing request. Any such request by JAG Media shall be made by e-mail to Robert Barra (rbarra@cryptometrics.com) and any such request by Cryptometrics shall be made by e-mail to Thomas J. Mazzarisi (tjmazzarisi@jagmedia.biz). Any such request by JAG Media shall also be deemed a request to Messers Barra and Vitale individually as parties to the Merger Agreement.
12. Thomas J. Mazzarisi and Stephen J. Schoepfer agree that they shall not exercise their options to acquire JAG Media common stock (“Options”) prior to the first to occur of the Closing, the Automatic Termination Date or the termination of this agreement. Nothing herein shall restrict Messrs. Mazzarisi and Schoepfer from exercising their Options (or selling the shares underlying the Options) on or after the Closing Date or the termination of this agreement.
13. If JAG Media terminates the Merger Agreement prior to the Automatic Termination Date, JAG Media shall issue to Cryptometrics 500,000 shares of Parent Common Stock.
14. JAG Media shall publicly disclose the contents of this agreement on a Form 8-K or other suitable form within four (4) business days of its execution.
All defined terms used in this agreement, which are not otherwise defined herein shall have the meaning ascribed to them in the Merger Agreement. Except as otherwise set forth in this agreement, the Merger Agreement shall remain unchanged and in full force and effect.
If the foregoing accurately reflects your understanding of our agreements regarding the above matters, please indicate your agreement and acceptance by signing in the appropriate space below and returning a fully executed and dated copy of this agreement to the undersigned.
[SIGNATURES APPEAR ON NEXT PAGE]

Cryptometrics, Inc.
January 24, 2007
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Sincerely yours,		AGREED AND ACCEPTED:
JAG MEDIA HOLDINGS, INC.		CRYPTOMETRICS ACQUISITION, INC.

By:	/s/ Thomas J. Mazzarisi	By:	/s/ Thomas J. Mazzarisi
	Name: Thomas J. Mazzarisi		Name: Thomas J. Mazzarisi
	Title: Chairman & CEO		Title: President
	Date: January 25, 2007		Date: January 25, 2007

AGREED AND ACCEPTED: CRYPTOMETRICS, INC.		The undersigned agrees to act as “Escrow Agent” pursuant to the provisions of paragraph 10 above

KARLEN & STOLZAR, LLP
By:	/s/ Robert Barra
Name: Robert Barra Title: Co-CEO Date: January 26, 2007
		By:	/s/ Michael I. Stolzar
Name: Michael I. Stolzar
Title: Partner
Date: January 26, 2007

The undersigned are signing this agreement only with respect to their obligations set forth in paragraph 12 above
/s/ Robert Barra

Robert Barra
Dated: January 26, 2007

/s/ Thomas J. Mazzarisi

Thomas J. Mazzarisi
Dated: January 25, 2007
/s/ Michael Vitale

Michael Vitale
Dated: January 26, 2007

/s/ Stephen J. Schoepfer

Stephen J. Schoepfer
Dated: January 25, 2007

ANNEX 1
[CRYPTOMETRICS LETTERHEAD]
                    , 2007
VIA FACSIMILE (866.297.1070)
& E-MAIL (TJMAZZARISI@JAGMEDIA.BIZ)
JAG Media Holdings, Inc.
6865 S.W. 18th Street, Suite B13
Boca Raton, FL 33433

Attention:	Thomas J. Mazzarisi Chairman & CEO
-and-
VIA FACSIMILE (914.682.0387)
& E-MAIL (MISTOLZAR@KARLENSTOLZAR.COM)
Karlen & Stolzar, LLP
White Plains Plaza
One North Broadway — Suite 800
White Plains, NY 10601
Attention: Michael I. Stolzar, Esq.

Re:	Letter Agreement dated January 24, 2007 Among JAG Media Holdings, Inc. (“JAG Media”), Cryptometrics, Inc. (“Cryptometrics”), Cryptometrics Acquisition, Inc., Robert Barra, Michael Vitale and Karlen & Stolzar, LLP, as escrow agent thereunder (“Escrow Agent”), which amended various terms of the Agreement and Plan of Merger Among JAG Media, Cryptometrics and Cryptometrics Acquisition, Inc. dated December 27, 2005 (“Amendment”)
Gentlemen:
This will serve as Cryptometrics’ written notice, pursuant to paragraph 10 of the Amendment, that Cryptometrics is hereby irrevocably (i) electing to proceed with the Closing and (ii) instructing Escrow Agent to release the “Merger Documents” from escrow in accordance with the Amendment.

Cryptometrics acknowledges and agrees that it shall receive and accept the “Merger Documents” from Escrow Agent and perform its obligations with respect to the “Merger Documents” as set forth in the Amendment.
Very truly yours,
CRYPTOMETRICS, INC.

By:
Name: Robert Barra
Title: Co-CEO
Cc: Stephen J. Schoepfer (Fax: 866.297.1072/E-Mail: steve@jagnotes.com)